UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) February 24, 2010

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2010, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) increased the size of the Board to ten members and appointed Michael Larson and Robert J. Brown as members of the Board effective immediately. The Board determined that each of Mr. Larson and Mr. Brown qualify as independent under the director independence standards set forth in the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange.

Messrs. Larson and Brown will participate in the Company’s non-employee director compensation program, pursuant to which they will each receive an annual fee of $25,000 for service on the Board, plus $1,000 for each Board meeting attended in excess of four annually (and, to the extent they are appointed to a Board committee in the future, $1,000 for each committee meeting attended). These Board fees will be paid in cash, and the annual fee will be prorated based on the number of months served during the year. Each of Mr. Larson and Mr. Brown will also be eligible to receive an annual vehicle allowance of $22,500 to purchase or lease a vehicle in accordance with the Company’s Director Vehicle Allowance Program (prorated based on number of months served during the year) and expense reimbursement in connection with Board and committee meeting attendance.

In accordance with the terms of the Company’s 2007 Non-Employee Director Stock Option Plan (the “Plan”), on February 24, 2010, each of Mr. Larson and Mr. Brown was automatically granted an option to purchase 50,000 shares of Company common stock at an exercise price of $18.02 per share, the closing price of a share of Company common stock on February 23, 2010. As non-employee directors, Messrs. Larson and Brown will also be eligible to receive an automatic annual grant of an option to purchase 20,000 shares of Company common stock on the first business day of each calendar year while the Plan is in effect. All options granted under the Plan vest immediately upon the date of grant and have an exercise price equal to the closing price of a share of Company common stock on the trading day immediately preceding the date of grant.

A copy of the press release issued by the Company announcing the appointments of Messrs. Larson and Brown as members of the Board is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated February 24, 2010 issued by AutoNation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: February 24, 2010	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 24, 2010 issued by AutoNation, Inc.